Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements pertaining to various employee benefit plans of Forgent Networks, Inc. (Form S-8 Nos. 333-77733, 333,44533, 333-48885, 333-28499, 333-51822,
333-64212,  333-65472,  333-65464,  333-95754 and 333-65478) of our report dated
September 9, 2003, with respect to the amended consolidated financial statements and schedule of Forgent Networks, Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2003.



Austin, Texas
October 29, 2003                                      /s/ Ernst & Young LLP
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